Exhibit 99.1

UMB Financial Corporation	News Release
1010 Grand Boulevard
Kansas City, MO 64106
816.860.7000
umb.com

//FOR IMMEDIATE RELEASE//

Media Contact: Kelli Christman: 816.860.5088

Investor Relations Contact: Abby Wendel: 816.860.1685

UMB Financial Corporation Reports First Quarter 2014 Earnings of $23.4 million, or $0.52 per Diluted Share

Selected first quarter financial highlights:

•	Average loans for the three months ended March 31, 2014, increased 14.9 percent to $6.7 billion compared to the three months ended March 31, 2013

•	Net loans on March 31, 2014 increased 12.5 percent year-over-year and 14.8 percent linked quarter annualized

•	Average total deposits for the three months ended March 31, 2014, increased 12.8 percent to $13.1 billion compared to the three months ended March 31, 2013

•	Nonperforming loans decreased to 0.45 percent of loans as of March 31, 2014, from 0.46 percent of loans as of March 31, 2013

•	Noninterest income increased 1.6 percent from the first quarter 2013 to $123.0 million

•	Total company assets under management increased by 23.1 percent from the first quarter 2013 to $43.1 billion

•	Tier 1 capital ratio remains strong at 13.35 percent

KANSAS CITY, Mo. (April 22, 2014) – UMB Financial Corporation (Nasdaq: UMBF), a diversified financial holding company, announced earnings for the three months ended March 31, 2014 of $23.4 million or $0.52 per share ($0.52 diluted). This is a decrease of $11.5 million, or 33.0 percent, compared to first quarter 2013 earnings of $34.9 million or $0.88 per share ($0.87 diluted).

“There are four key items to understanding first quarter net income,” said Mariner Kemper, Chairman and Chief Executive Officer. “These four items, two of which were expenses directly related to acquisitions, are worth examining to explain the difference. First, we established a $15 million contingency reserve based on the probability we will resolve objections to our calculation of an earn-out amount owed to the sellers of Prairie Capital Management, and a related incentive bonus calculation. Second, we recognized a contingent consideration liability adjustment for acquisitions of $4.5 million in expense compared to $3.3 million in expense for the first quarter a year ago. Third, we recognized $1.5 million in gains on the sale of securities available for sale this quarter compared to $5.9 million in the first quarter 2013. And finally, we had an unrealized gain of $2.5 million on Prairie Capital Management investments in the first quarter 2014. Since we acquired it in 2010, Prairie Capital has been a high performing business unit, one that is important to our long term strategies as a diversified financial holding company.”

“Notwithstanding the volatility in earnings related to acquisitions, our ongoing operations are performing well,” Kemper continued. “End of period net loans increased 14.8 percent on a linked quarter annualized basis, driven by increases in the commercial and industrial and commercial real estate portfolios. Average loans increased 14.9 percent to $6.7 billion for the first quarter of 2014 and marked the sixteenth consecutive quarter of year-over-year loan growth for the company. I am also pleased with the performance of our asset management and asset servicing businesses. Their contribution to the 14.8 percent increase in trust and securities processing revenue helped lift noninterest income 1.6 percent compared to the first quarter 2013.”

Net Interest Income and Margin

Net interest income for the first quarter of 2014 increased $6.0 million, or 7.5 percent, compared to the same period in 2013. Average earning assets increased by $1.7 billion, or 12.4 percent, compared to the first quarter of 2013. This increase was due to an $864.1 million, or 14.9 percent, increase in average loans and a $723.5 million increase in average interest bearing due from banks. Net interest margin decreased 12 basis points to 2.39 percent for the three months ended March 31, 2014, compared to the same quarter in 2013.

Noninterest Income and Expense

Noninterest income increased $1.9 million, or 1.6 percent, for the three months ended March 31, 2014, compared to the same period in 2013. Trust and securities processing income increased $9.3 million, or 14.8 percent, for the three months ended March 31, 2014, compared to the same period in 2013. The increase in trust and securities processing income was due to a $4.3 million, or 20.4 percent, increase in advisory fee income from the Scout Funds, a $3.0 million, or 15.4 percent, increase in fees related to institutional and personal investment management services, and a $1.4 million, or 6.9 percent, increase in fund administration and custody services. Equity earnings on alternative investments increased $2.5 million due to unrealized gains on Prairie Capital Management (PCM) equity method investments for the three months ended March 31, 2014, compared to the same period in 2013. These increases were offset by a decrease of $2.8 million, or 39.2 percent, in trading and investment banking income and a decrease in gains on securities available for sale of $4.4 million during the first quarter of 2014, compared to the same period in 2013.

Noninterest expense increased $21.9 million, or 14.5 percent, for the three months ended March 31, 2014, compared to the same period in 2013. A $15.0 million contingency reserve was recorded in the first quarter of 2014. On March 28, 2014, the company received objections to its calculation of an earn-out amount owed to the sellers of PCM, and a related incentive bonus calculation. The company disputes this claim, but based on the probability of a future resolution, a contingency reserve was recorded. The increase in noninterest expense is also driven by higher salary and benefits expense of $5.2 million, or 6.2 percent. This increase is due to increases in salaries and wages of $2.7 million, or 5.3 percent, a $1.2 million, or 7.6 percent, increase in commissions and bonuses, and a $1.3 million, or 7.4 percent, increase in employee benefits expense. Other expense increased $1.9 million, or 22.8 percent, primarily due to fair value adjustments to the contingent consideration liabilities on acquisitions. In the first quarter of 2014, these adjustments totaled $4.5 million compared to $3.3 million for the same period in 2013.

“With 59 percent of our revenue coming from noninterest income this quarter, our fee businesses continue to set us apart from the competition,” said Peter deSilva, President and Chief Operating Officer. “Scout Investments, which comprises our Institutional Investment Management segment, recorded net inflows of $699.5 million for the quarter, bringing total assets under management in this segment to $32.2 billion. Healthcare Services within our Payment Solutions segment continues to be a strategic source of deposits and account transaction fees. Healthcare deposits in the first quarter increased 31.3 percent to $751.0 million, compared to the first quarter of 2013, and total accounts topped four million at March 31, 2014, a 29.7 percent increase compared to total healthcare accounts at March 31, 2013. In our Asset Servicing segment, the pretax profit margin improved to 24.1 percent for the first quarter 2014 compared to 5.1 percent in the same period a year ago. We remain enthusiastic about all of our fee-based segments, including the businesses acquired in the past few years.”

Balance Sheet

Average total assets for the three months ended March 31, 2014 were $16.5 billion compared to $14.8 billion for the same period in 2013, an increase of $1.7 billion, or 11.6 percent. Average earning assets increased by $1.7 billion for the period, or 12.4 percent.

Average loan balances for the three months ended March 31, 2014 increased $864.1 million, or 14.9 percent, to $6.7 billion compared to the same period in 2013. Actual loan balances on March 31, 2014 were $6.8 billion, an increase of $748.4 million, or 12.5 percent, compared to March 31, 2013. This increase was driven by an increase in commercial and industrial loans of $303.5 million, or 9.5 percent, an increase in construction real estate loans of $101.1 million, or 119.1 percent, and an increase in commercial real estate loans of $267.6 million, or 18.5 percent.

Nonperforming loans increased to $30.2 million on March 31, 2014 from $27.6 million on March 31, 2013. As a percentage of loans, nonperforming loans decreased to 0.45 percent as of March 31, 2014, compared to 0.46 percent on March 31, 2013. Nonperforming loans are defined as nonaccrual loans and restructured loans on nonaccrual. The company’s allowance for loan losses totaled $75.5 million, or 1.12 percent of loans, as of March 31, 2014, compared to $69.9 million, or 1.16 percent of loans, as of March 31, 2013.

For the three months ended March 31, 2014, average securities, including trading securities, totaled $7.0 billion. This is an increase of $111.5 million, or 1.6 percent, from the same period in 2013.

Average total deposits increased $1.5 billion, or 12.8 percent, to $13.1 billion for the three months ended March 31, 2014, compared to the same period in 2013. Average noninterest-bearing demand deposits increased $541.0 million, or 11.7 percent, compared to 2013. Average interest-bearing deposits increased by $949.9 million, or 13.5 percent, in 2014 as compared to 2013. Total deposits as of March 31, 2014 were $12.3 billion, compared to $12.6 billion as of March 31, 2013, a 2.3 percent decrease. Also, as of March 31, 2014, noninterest-bearing demand deposits were 43.2 percent of total deposits.

“With net interest income up 7.5 percent for the quarter compared to the first quarter of 2013, execution of our strategies to grow earning assets and reinvest maturing investment balances into loans, which carry higher yields, is clearly paying off,” said Brian Walker, Chief Financial Officer. “Also, yield on the investment portfolio was flat from the first quarter 2013 to the first quarter 2014, slowing margin compression on earning assets.”

As of March 31, 2014, UMB had total shareholders’ equity of $1.5 billion, an increase of 20.0 percent as compared to the same period in 2013. This increase is primarily attributable to the common stock issuance the company completed in September 2013.

Conference Call

The company plans to host a conference call to discuss its 2014 first quarter earnings results on April 23, 2014, at 8:30 a.m. (CT).

Interested parties may access the call by dialing (toll-free) 877-941-8609 or (U.S.) 480-629-9692. The live call can also be accessed by visiting the investor relations area of umbfinancial.com or by using the following the link:

http://event.on24.com/r.htm?e=778291&s=1&k=0AB8AFBF09FE19C5BD923E2AAA4A960B

A replay of the conference call may be heard until May 9, 2014, by calling (toll-free) 800-406-7325 or (U.S.) 303-590-3030. The replay pass code required for playback is conference identification number 4678180. The call replay may also be accessed via the company’s website umbfinancial.com by visiting the investor relations area.

Forward-Looking Statements:

This release contains, and our other communications may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. All forward-looking statements are subject to assumptions, risks, and uncertainties, which may change over time and many of which are beyond our control. You should not rely on any forward-looking statement as a prediction or guarantee about the future. Our actual future objectives, strategies, plans, prospects, performance, condition, or results may differ materially from those set forth in any forward-looking statement. Some of the factors that may cause actual results or other future events, circumstances, or aspirations to differ from those in forward-looking statements are described in our Annual Report on Form 10-K for the year ended December 31, 2013, our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, or other applicable documents that are filed or furnished with the SEC. Any forward-looking statement made by us or on our behalf speaks only as of the date that it was made. We do not undertake to update any forward-looking statement to reflect the impact of events, circumstances, or results that arise after the date that the statement was made. You, however, should consult further disclosures (including disclosures of a forward-looking nature) that we may make in any subsequent Quarterly Report on Form 10-Q, Current Report on Form 8-K, or other applicable document that is filed or furnished with the SEC.

About UMB:

UMB Financial Corporation (Nasdaq: UMBF) is a diversified financial holding company headquartered in Kansas City, Mo., offering complete banking services, payment solutions, asset servicing and institutional investment management to customers. UMB operates banking and wealth management centers throughout Missouri, Illinois, Colorado, Kansas, Oklahoma, Nebraska, Arizona and Texas. Subsidiaries of the holding company include companies that offer services to mutual funds and alternative-investment entities and registered investment advisors that offer equity and fixed income strategies to institutions and individual investors. For more information, visit umbfinancial.com, umb.com, blog.umb.com or follow us on Twitter at @UMBBank, Facebook at facebook.com/UMBBank and LinkedIn at linkedin.com/company/umb-bank.

CONSOLIDATED BALANCE SHEETS	UMB Financial Corporation
(unaudited, dollars in thousands)

	March 31,
	2014	2013
Assets
Loans	$6,759,089	$6,010,681
Allowance for loan losses	(75,514)	(69,881)

Net loans	6,683,575	5,940,800

Loans held for sale	1,108	6,305
Investment securities:
Available for sale	6,734,931	6,841,584
Held to maturity	219,724	129,498
Trading securities	43,055	72,588
Federal Reserve Bank stock and other	54,551	26,127

Total investment securities	7,052,261	7,069,797

Federal funds and resell agreements	108,986	19,046
Interest-bearing due from banks	770,458	1,631,163
Cash and due from banks	593,956	319,535
Bank premises and equipment, net	247,770	244,678
Accrued income	75,384	70,510
Goodwill	209,758	209,758
Other intangibles	52,483	65,348
Other assets	150,091	128,530

Total assets	$15,945,830	$15,705,470

Liabilities
Deposits:
Noninterest-bearing demand	$5,303,067	$5,597,601
Interest-bearing demand and savings	5,747,984	5,895,219
Time deposits under $100,000	458,484	525,174
Time deposits of $100,000 or more	756,236	541,464

Total deposits	12,265,771	12,559,458

Federal funds and repurchase agreements	1,973,736	1,659,343
Short-term debt	—	415
Long-term debt	5,815	4,393
Accrued expenses and taxes	118,918	152,114
Other liabilities	39,392	44,189

Total liabilities	14,403,632	14,419,912

Shareholders’ Equity
Common stock	55,057	55,057
Capital surplus	883,195	732,209
Retained earnings	897,826	813,245
Accumulated other comprehensive (loss) income	(13,297)	63,572
Treasury stock	(280,583)	(378,525)

Total shareholders’ equity	1,542,198	1,285,558

Total liabilities and shareholders’ equity	$15,945,830	$15,705,470

Consolidated Statements of Income	UMB Financial Corporation
(unaudited, dollars in thousands except share and per share data)

	Three Months Ended
	March 31,
	2014	2013
Interest Income
Loans	$58,900	$54,720
Securities:
Taxable interest	18,961	18,465
Tax-exempt interest	9,907	9,760

Total securities income	28,868	28,225
Federal funds and resell agreements	33	24
Interest-bearing due from banks	1,123	669
Trading securities	123	264

Total interest income	89,047	83,902

Interest Expense
Deposits	3,059	3,792
Federal funds and repurchase agreements	481	567
Other	62	60

Total interest expense	3,602	4,419

Net interest income	85,445	79,483
Provision for loan losses	4,500	2,000

Net interest income after provision for loan losses	80,945	77,483

Noninterest Income
Trust and securities processing	71,563	62,312
Trading and investment banking	4,323	7,109
Service charges on deposits	21,558	21,523
Insurance fees and commissions	603	961
Brokerage fees	1,815	2,946
Bankcard fees	15,623	16,439
Gains on sale of available for sale securities, net	1,470	5,893
Equity earnings on alternative investments	2,530	—
Other	3,479	3,833

Total noninterest income	122,964	121,016

Noninterest Expense
Salaries and employee benefits	88,881	83,702
Occupancy, net	9,705	9,887
Equipment	12,663	11,934
Supplies and services	4,637	4,487
Marketing and business development	4,602	4,272
Processing fees	13,651	14,090
Legal and consulting	3,372	3,600
Bankcard	3,688	4,547
Amortization of intangible assets	3,102	3,456
Regulatory fees	2,516	1,911
Contingency reserve	15,000	—
Other	10,424	8,492

Total noninterest expense	172,241	150,378

Income before income taxes	31,668	48,121
Income tax provision	8,255	13,180

Net income	$23,413	$34,941

Per Share Data
Net income - basic	$0.52	$0.88
Net income – diluted	0.52	0.87
Dividends	0.225	0.215
Weighted average shares outstanding	44,742,068	39,881,505

Condensed Statements of Consolidated Comprehensive Income	UMB Financial Corporation
(unaudited, dollars in thousands, except per share data)

	Three Months Ended March 31,
	2014	2013
Net Income	$23,413	$34,941
Other comprehensive income, net of tax:
Unrealized gains on securities:
Change in unrealized holding gains (losses), net	32,459	(27,048)
Less: Reclassifications adjustment for gains included in net income	(1,470)	(5,893)

Change in unrealized gains (losses) on securities during the period	30,989	(32,941)
Income tax (expense) benefit	(11,646)	10,925

Other comprehensive income (loss)	19,343	(22,016)

Comprehensive income	$42,756	$12,925

Consolidated Statements of Shareholders’ Equity	UMB Financial Corporation
(unaudited, dollars in thousands, except per share data)

				Accumulated
				Other
	Common	Capital	Retained	Comprehensive	Treasury
	Stock	Surplus	Earnings	Income	Stock	Total
Balance - January 1, 2013	$55,057	$732,069	$787,015	$85,588	$(380,384)	$1,279,345
Total Comprehensive income			34,941	(22,016)		12,925
Cash dividends ($0.215 per share)	—	—	(8,711)	—	—	(8,711)
Purchase of treasury stock	—	—	—	—	(1,656)	(1,656)
Issuance of equity awards	—	(2,592)	—	—	3,041	449
Recognition of equity based compensation	—	1,913	—	—	—	1,913
Net tax benefit related to equity compensation plans	—	332	—	—	—	332
Sale of treasury stock	—	42	—	—	24	66
Exercise of stock options	—	445	—	—	450	895

Balance – March 31, 2013	$55,057	$732,209	$813,245	$63,572	$(378,525)	$1,285,558

Balance - January 1, 2014	$55,057	$882,407	$884,630	$(32,640)	$(283,389)	$1,506,065
Total Comprehensive income			23,413	19,343		42,756
Cash dividends ($0.225 per share)	—	—	(10,217)	—	—	(10,217)
Purchase of treasury stock	—	—	—	—	(2,867)	(2,867)
Issuance of equity awards	—	(3,648)	—	—	4,117	469
Recognition of equity based compensation	—	2,212	—	—	—	2,212
Net tax benefit related to equity compensation plans	—	1,068	—	—	—	1,068
Sale of treasury stock	—	143	—	—	77	220
Exercise of stock options	—	1,013	—	—	1,479	2,492

Balance – March 31, 2014	$55,057	$883,195	$897,826	$(13,297)	$(280,583)	$1,542,198

Average Balances / Yields and Rates	UMB Financial Corporation

(tax - equivalent basis)
(unaudited, dollars in thousands)

	Three Months Ended March 31,
	2014		2013
	Average	Average	Average	Average
	Balance	Yield/Rate	Balance	Yield/Rate
Assets
Loans, net of unearned interest	$6,678,932	3.58%	$5,814,855	3.82%
Securities:
Taxable	4,887,151	1.57	4,871,926	1.54
Tax-exempt	2,109,901	2.93	1,994,620	3.07

Total securities	6,997,052	1.98	6,866,546	1.98
Federal funds and resell agreements	27,155	0.49	19,140	0.51
Interest-bearing due from banks	1,696,482	0.27	972,962	0.28
Trading securities	38,590	1.48	57,565	2.09

Total earning assets	15,438,211	2.48	13,731,068	2.64
Allowance for loan losses	(74,997)		(71,504)
Other assets	1,141,037		1,123,453

Total assets	$16,504,251		$14,783,017

Liabilities and Shareholders’ Equity
Interest-bearing deposits	$7,968,400	0.16%	$7,018,471	0.22%
Federal funds and repurchase agreements	1,667,764	0.12	1,673,062	0.14
Borrowed funds	5,705	4.41	5,392	4.51

Total interest-bearing liabilities	9,641,869	0.15	8,696,925	0.21
Noninterest-bearing demand deposits	5,167,513		4,626,556
Other liabilities	147,147		177,139
Shareholders’ equity	1,547,722		1,282,397

Total liabilities and shareholders’ equity	$16,504,251		$14,783,017

Net interest spread		2.33%		2.43%
Net interest margin		2.39		2.51

FIRST QUARTER 2014
FINANCIAL HIGHLIGHTS	UMB Financial Corporation
(unaudited, dollars in thousands, except share and per share data)

	2014	2013
Three Months Ended March 31
Net interest income	$85,445	$79,483
Provision for loan losses	4,500	2,000
Noninterest income	122,964	121,016
Noninterest expense	172,241	150,378
Income before income taxes	31,668	48,121
Net income	23,413	34,941
Net income per share - Basic	0.52	0.88
Net income per share - Diluted	0.52	0.87
Return on average assets	0.58%	0.96%
Return on average equity	6.13%	11.05%

At March 31
Assets	$15,945,830	$15,705,470
Loans, net of unearned interest	6,759,089	6,010,681
Securities	7,052,261	7,069,797
Deposits	12,265,771	12,559,458
Shareholders’ equity	1,542,198	1,285,558
Book value per share	33.94	31.73
Market price per share	64.70	49.07
Equity to assets	9.67%	8.19%
Allowance for loan losses	$75,514	$69,881
As a % of loans	1.12%	1.16%
Nonaccrual and restructured loans	$30,153	$27,580
As a % of loans	0.45%	0.46%
Loans over 90 days past due	$5,101	$5,756
As a % of loans	0.08%	0.10%
Other real estate owned	$1,286	$3,565
Net loan charge-offs quarter-to-date	$3,737	$3,545
As a % of average loans	0.23%	0.25%

Common shares outstanding	45,433,101	40,520,464

Average Balances
Three Months Ended March 31
Assets	$16,504,251	$14,783,017
Loans, net of unearned interest	6,678,932	5,814,855
Securities	7,035,642	6,924,111
Deposits	13,135,913	11,645,027
Shareholders’ equity	1,547,722	1,282,397

Business Segment Information			UMB Financial Corporation
(unaudited, dollars in thousands)

	Three Months Ended March 31, 2014
	Bank	Payment Solutions	Institutional Investment Management	Asset Servicing	Total
Net interest income	$71,121	$12,388	$(2)	$1,938	$85,445
Provision for loan losses	2,426	2,074	—	—	4,500
Noninterest income	47,420	20,235	34,095	21,214	122,964
Noninterest expense	107,753	21,015	25,894	17,579	172,241

Income before taxes	8,362	9,534	8,199	5,573	31,668
Income tax expense	1,942	2,609	2,184	1,520	8,255

Net income	$6,420	$6,925	$6,015	$4,053	$23,413

Average assets	$12,299,000	$1,952,000	$74,000	$2,179,000	$16,504,000

	Three Months Ended March 31, 2013
	Bank	Payment Solutions	Institutional Investment Management	Asset Servicing	Total
Net interest income	$67,260	$11,548	$—	$675	$79,483
Provision for loan losses	309	1,691	—	—	2,000
Noninterest income	52,748	19,437	28,552	20,279	121,016
Noninterest expense	91,536	20,117	18,845	19,880	150,378

Income before taxes	28,163	9,177	9,707	1,074	48,121
Income tax expense	7,705	2,534	2,667	274	13,180

Net income	$20,458	$6,643	$7,040	$800	$34,941

Average assets	$11,306,000	$1,698,000	$78,000	$1,701,000	$14,783,000